Exhibit 21.1

Starz, LLC

Subsidiary List

as of 10/1/12

NAME	Domicile
Starz, LLC	DE
Aries Pictures LLC	CO
Chalk Line Productions, LLC	DE
Film Roman, LLC	DE
Namor Productions, LLC	DE
SEG Investments, Inc.	DE
Starz Canada Holdco, LLC	DE
Starz Canada Holdings II B.V.	Netherlands
Starz Entertainment, LLC	CO
Starz Independent, LLC	DE
Noir Productions New Zealand Limited	NZ
SFD Productions, LLC	DE
Sparty Films LA, LLC	DE
Sparty Investments, LLC	DE
Starz Incursion Productions, LLC	DE
Starz Miami Productions, LLC	DE
Starz Noir Productions, LLC	DE
Starz Pirates Productions, LLC	DE
Starz Finance Corp.	DE
Starz Media Group, LLC	DE
Starz Media, LLC	DE
Anchor Bay Entertainment, LLC	DE
Anchor Bay Entertainment Australia PTY LTD.	Australia
Anchor Bay Entertainment Canada Co.	Nova Scotia
Anchor Bay Entertainment UK Limited	UK
Manga Entertainment Limited	UK
Deadspace 2, LLC	DE
Overture Films, LLC	DE
Starz Australia Holdings Pty Ltd.	Australia
Starz Canada Holdings I B.V.	Netherlands
Starz Canada Holdings I Co. (unlimited liability company)	Nova Scotia
Starz Foreign Holdings B.V.	Netherlands
Starz UK Holdings Limited	UK